Exhibit 32

Statement Required by 18 U.S.C. Section 1350, as adopted pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

This certificate is being delivered pursuant to the requirements of Section 1350 of Chapter 63 (Mail Fraud) of Title 18 (Crimes and Criminal Procedures) of the United States Code and shall not be relied on by any other person for any other purpose.

In connection with the Quarterly Report on Form 10-Q of BellSouth Corporation (the “Company”) for the quarter ended June 30, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, F. Duane Ackerman, Chairman of the Board and Chief Executive Officer of the Company, and W. Patrick Shannon, Chief Financial Officer of the Company, certify that

•	the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
•	information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ F. Duane Ackerman
F. Duane Ackerman

July 31, 2006

/s/ W. Patrick Shannon
W. Patrick Shannon

July 31, 2006

A signed original of this written statement required by Section 906 has been provided to BellSouth Corporation and will be retained by BellSouth Corporation and furnished to the Securities and Exchange Commission or its staff upon request.